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                                 EXHIBIT 21.1


                          ABLE AUCTIONS (1991) LTD.,
                        A BRITISH COLUMBIA CORPORATION


                     ABLEAUCTIONS.COM (WASHINGTON), INC.,
                           A WASHINGTON CORPORATION


                  EHLI'S COMMERCIAL/INDUSTRIAL AUCTIONS, INC.
                           A WASHINGTON CORPORATION